                                                                    EXHIBIT 10.6

FOCAL CORPORATION
518 Dwyer Drive, Anaheim, California 92801
Mailing Address: Post Office Box 3940, Anaheim, California 92803
Telephone: (714) 635-8821 * FAX: (714) 635-8156

June 18, 1996

First American Title Insurance Company
2525 East Camelback Road, Suite 250
Phoenix, Arizona 85016

Attention:     Ms. Pamela Swoboda
---------

Reference:     Escrow File Number: 226-100-618907
----------
               Purchase-Sale, Mesa Commons Shopping Center
               Mesa, Arizona
               Gilbert Arizona Development Corporation, Seller
               Focal Corporation, Buyer

Dear Ms. Swoboda:

Please consider the below Purchase Agreement and Escrow Instructions to supersede all other documents pertaining to the above escrow.

      1.   Purchase Price. The purchase price has been adjusted and
           --------------
           will be at a figure of $9,700,000.

          The purchase price would be paid as follows:

          (a) Assignment of a commercial loan from ALI, Inc. by Fleet Real Estate Capital Inc. d/b/a Fleet Management and Recovery Company ("Fleet Management and Recovery Company"), in the amount of $7,100,000, said loan number 3170019933, obligation number 42 (see attached letter, May 3, 1996). The transfer fee of Fleet Management and Recovery Company's loan from Gilbert Arizona to Focal Corporation will be paid through escrow by Focal Corporation in the amount of $71,000 from Buyer's escrowed funds. This fee is not to be released to Fleet until the title has passed to Focal Corporation and the loan has been signed and recorded in Focal Corporation's ownership.

          (b) There will be a $400,000 Second Trust Deed carried by the Seller encumbering the Property and a subordinated lien to the First Trust Deed above. The Second Trust Deed loan in favor of Gilbert Arizona will be for two years from the date of the final sale recording transaction between Gilbert Arizona and Focal Corporation. There will be no interest or interest payments for the first year. Starting the second year, Focal Corporation will pay eight percent (8%) interest (pre-paid) and paid quarterly thereafter, starting 365 days following the recording of the sale transaction. The $400,000 owed to Gilbert Arizona will be, all due and payable 730 days from the sale recording date. The balance of the purchase price will be $2,200,000, to be paid by Focal Corporation through escrow. Focal Corporation will deposit a Cashier's Check for $2,300,000, or a bank letter of credit, or a similar bank guaranteed instrument into the above-numbered escrow. It will be payable to First American Title Insurance Company, and shall not be cashed until the final written evidence is deposited in escrow that Federal bankruptcy Case number 94-13739 (United States Bankruptcy Court, Buffalo, New York) with Gilbert Arizona Development Corp. has been discharged, and the title company will guarantee to the Buyer that the title is free of any liens or encumbrances related to the bankruptcy and all other contingent conditions, if any, are satisfied and all bankruptcy related Property liens have been extinguished.

          (c) When all documents pertaining to the transfer and assignment of the loan have been signed by the Lender and Seller, Focal Corporation will authorize the release of $31,500 from Buyer's escrowed funds to the Seller and/or Lender, said amount to represent the cost of the loan from Fleet Management and Recovery Company.

          (d) At the time that the escrow has finalized all of the documentation and the loan transfer instruments, and the Seller has signed all documents relating to the transfer of the loan and to the transfer of the Property (including the assignment of all leases and contracts), then the escrow officer may cash the Certified check, bank Cashier's Check, or wire transfer funds (so long as the form of payment is recognized by the escrow agency as immediately collectable funds).

          (e) On the closing date, if all other conditions precedent of closing as set forth have been satisfied, escrow agent shall disperse the funds held by it as provided herein, and shall record the Deed to Buyer thereby conveying the Property to Buyer.

     2. Upon execution of these escrow instructions by Buyer and Seller and delivery of said signed instructions to Buyer and Seller, Focal Corporation shall pay to LGR Investments Fund, Ltd. the sum of $150,000 together with all interest earned on said amount which has been on deposit with local America Bank of Tulsa. This amount is to be wired immediately upon execution of these escrow instructions by both parties and delivery of same to Buyer and Seller.


     3. Unless extended by mutual agreement of the parties the closing of this purchase escrow shall take place on or before thirty (30) days after the contingencies set forth in the Paragraph set forth below under the title Conditions to Buyers Obligations have been satisfied or waived,
                --------------------------------
          and providing that the parties to this agreement both Buyer and Seller, have signed all required transfer documents.

     4. At the closing, Seller shall cause First American Title Insurance Company to issue an Owner's Title Policy in the form of an A.L.T.A. Extended Owner's Policy Form 4-6-90, to Buyer, showing no matters of record except those previously or hereafter approved by Buyer. Seller shall only be responsible for the cost of the standard owner's C.L.T.A. policy, and Buyer shall pay the excess amount of money needed to obtain the ALTA Extended Coverage Owner's Form 4-6-90. The Title Policy shall be issued in the amount of the total purchase price to insure free title to the Property in Buyer's name.

CONDITIONS TO BUYER'S OBLIGATIONS
---------------------------------

     1. Prior to the closing date the Buyer has assumed the loan from Fleet Management and Recovery Company and Focal Corporation has approved, in its sole and absolute discretion all the documents and any terms and conditions of the loan.

          Seller shall cooperate with Buyer in its efforts to obtain assignment of the Fleet Management and Recovery Company loan. It is understood, however, that the obligation to obtain the assignment is Buyers and Seller shall have no liability to Buyer in the event Fleet Management and Recovery Company does not permit Buyer to assume its loan.

          Notwithstanding the above, it is a condition of Buyer's obligation to purchase the Property, that Fleet Management and Recovery permit Focal Corporation to assume its loan, as extended and modified by the

          Agreement dated May 3, 1996 between Fleet Management and Recovery and Gilbert Arizona Development Corporation. (a copy of which is attached hereto)

          In this connection it is understood and agreed that the $2,300,000 payment referenced in Paragraph 1(b) above shall not be cashed unless and until all the loan documents pertaining to the original loan from Fleet Management and Recovery Company to Gilbert Arizona Development Corporation and all modifications have been delivered to and approved by Focal Corporation and all documents required by Fleet Management and Recovery Company to be signed by Focal Corporation in connection with such loan have been approved and executed by Focal Corporation.

      2. Seller obtaining and delivering to the Buyer no later than ten (10) days before the scheduled closing date, from every tenant of the Property, an Estoppel Certificate, in the form attached as Exhibit B, completed with details of the tenants' lease and signed by the tenants, showing no difference in leasing terms from those shown on the Rent Roll or in the tenant leases furnished by Seller for Buyer's review.

      3. Seller has not granted any person or entity any right of first refusal or option to acquire any interest in the Property or any part thereof, and Seller has not sold or contracted to sell the Property or any portion thereof or interest therein.

      4. Seller has not received nor is aware of any written notification from any government department or agency with jurisdiction over building, safety or health, or such other city, county, state, or federal authority having jurisdiction, requiring any work to be done on the Property, or advising of any condition that would render the Property unusable for any part thereof for the commercial/retail purpose of Buyer.

      5. Seller shall not voluntarily allow any lien to attach to the Property or any part thereof, except the lien for ad valorem taxes, which are not due and payable nor shall Seller grant, create, or voluntarily allow the creating of or amending, modifying or change of any easement, right-of-way, encumbrance, restriction or covenant, or lease or any other rights affecting the Property or any other part thereof, without the written consent of the Buyer.

PAYMENTS OF COSTS
-----------------

      At closing, Seller and Buyer shall pay their own respective costs incurred with respect to the consummation of the purchase and sale of the Property including, without limitation, attorney's fees. Notwithstanding the foregoing, it is expressly agreed that Buyer shall pay any excess costs to obtain an A.L.T.A. Form 4-6-90 Extended Coverage Owners Title Policy; Seller shall pay any and all transfer and documentary stamp taxes, or similar charges incident to the conveyance of title to the Property to Buyer, the premium only for a C.L.T.A. Standard Owner's Title Policy to be issued by Title Company to Buyer pursuant to the terms hereof, and any fees and expenses related to the title examination or title abstract. Seller shall also pay the cost of recording the Deed and, except as otherwise provided in this Agreement, the parties shall each pay one-half (1/2) the escrow fees pertaining to this transaction.

APPORTIONMENTS
--------------

The following items shall be apportioned as of the closing date:

      Real estate taxes with respect to the Property based upon the latest information available;

      Electrical, steam, water, sewer and other utility charges, if any, with respect to the Property;

      Rental and other payments received or receivable with respect to the Property;

      Insurance if assigned to Buyer;

      Buyer shall be credited with the total security and other deposits held by Seller from tenants of the Property;

      If Seller receives a tax refund with respect to the Property for the tax year in which the Property is sold to Buyer, such refund shall be apportioned between the parties hereto on an equitable basis and Seller shall promptly remit Buyer's allocable share to Buyer. Seller's obligation hereunder shall survive the closing.

ASSIGNMENT OF LEASES, CONTRACTS AND TRADE NAME
----------------------------------------------

      1. At the closing, Seller shall assign to Buyer all leases and tenancies than existing and pay or credit to buyer, through escrow, all security and other deposits and prepaid rents received from tenants or occupants of the Property. The assignment shall be in the form attached as Exhibit "E". Seller shall deliver to Buyer at the closing the original signed leases for every tenancy existing in the Property, complete with any amendments, side agreements, a statement showing all deposits and prepaid rent, if any, and all other correspondence and agreements governing the relationship between landlord and tenant in the Property.

      2. If demanded by Buyer, Seller shall also assign to Buyer at the closing, in a form reasonably requested by Buyer, all service contracts for the Property and all outstanding warranties for any equipment, fixtures, or personal Property included with the Property and outstanding warranties for any work done on the Property before the closing.

      3. After the closing, Buyer shall have the right to use the trade name of the Property and any logos used in connection therewith, if any, and Seller shall not use that trade name or logo in any way that would compete with the Property.

      4. At the closing Seller shall furnish Buyer, a signed notice to each tenant of the Property, in the form attached as Exhibit "F", stating that the Property has been sold to Buyer and all rents should be paid to Buyer after the closing.

INSURANCE PROCEEDS
------------------

     1. Buyer shall purchase the Property as required by the terms of this Agreement, without regard to damage to any improvements on the Property after the date of this Agreement prior to closing, provided the cost to repair the same does not exceed $1,000,00. If the cost exceeds that amount, Buyer may terminate this Agreement by notice to Seller given within five (5) days of the damage. If Buyer does not so terminate, Buyer shall receive the insurance proceeds collected as a result of the damage or destruction, or the proceeds shall be assigned to Buyer at the closing, if not then collected.

     2. If the insurance proceeds are not adequate to repair the damage, Buyer shall be credited against the cash portion of the purchase price the amount of the shortage, provided that if this credit exceeds $1,000,00, Seller, upon notice to Buyer made within thirty (30) days following the determination of the required credit amount, may terminate this Agreement, unless Buyer elects, by notice to Seller given within five (5) days of receipt of Seller's notice, to proceed and be credited only by the insurance proceeds plus $1,000.

      3.  The closing date shall be extended up to a maximum extension of thirty
          (30) days, as required to obtain repair estimates, determine the availability and amount of insurance proceeds, and give the notices necessary under this Paragraph 3. If the closing has not occurred by the extended closing date through the fault of neither party, then either party may terminate this Agreement and any deposit shall be returned to Buyer. Seller and Buyer shall cooperate and exercise due diligence to obtain damage estimates and insurance proceeds.

CLOSING
-------

     Notwithstanding anything to the contrary set forth herein, any party who is not in default under this Agreement may terminate this Agreement and escrow if the escrow does not close on or before ninety (90) days from the date a fully signed copy of this Agreement is deposited in escrow.

MISCELLANEOUS
-------------

     1. Focal Corporation will be responsible for all sales and real estate commissions involved with the transaction. The liability for the payment of these commissions will be at the close of escrow.

     2.   Notice to Other Owners. Upon close of escrow, Seller shall execute two
          ----------------------
          (2) copies of the Notice of Transfer in the form attached hereto as Exhibit "N" and Buyer shall execute two (2) copies of the Acknowledgement and Agreement in the form attached hereto as Exhibit "O". The Escrow Agent shall then mail originals of each such Exhibit to the owners of Parcels II and IV of Mesa Commons as follows:

               (a)  Parcel II:

                    Sovran Bank/Central South and
                      Hunter Widner, as Trustee of the
                      Boyd Family Trust
                    4225 West Jasper
                    Chandler, AZ 85225

               (b)  Parcel IV:

                    Halle Von Voigtlander
                    14631 North Scottsdale Road
                    Scottsdale, AZ 85254-2711

      3.  Foreign Person. Seller represents and warrants that it is not a
          --------------
          foreign person and is a "United States Person" as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code"). Seller shall deliver to Buyer prior to the Closing an Affidavit prepared by Buyer evidencing such fact and such other documents as may be required under the Code. The Affidavit shall be in the form set forth on Exhibit "K" attached hereto and made a part hereof by reference.

IN WITNESS WHEREOF, the parties have set their hands and seals as of the date first hereinabove written.

     SELLER:        GILBERT ARIZONA DEVELOPMENT CORPORATION
                    a New York corporation

                    By /s/ Robert N. Richter
                       ------------------------------------
                       Robert N. Richter, Its President

     BUYER:         FOCAL CORPORATION, a Utah corporation

                    By /s/ Howard M. Palmer
                       ------------------------------------
                       Howard M. Palmer, Its President

                             ESTOPPEL CERTIFICATE
                             --------------------

Focal Corporation                                ___________________, 1996
c/o Howard Palmer
P.O. Box 3940
Anaheim, California 92803

Gentlemen:

     The undersigned certifies as follows:

     1. _____________________________________, Tenant, and Gilbert Arizona
Development Corp., a New York Corporation, Landlord, entered into a written lease dated _________________________, 1995 (the "Lease"), in which Landlord leased to Tenant and Tenant leased from Landlord, premises located in the City of Mesa, Arizona, commonly known as __________________________ (the "Premises").
                                    (fill in Property address)

     2. The Lease constitutes the only agreement between Landlord and Tenant with respect to the Premises.

     3. The Lease is in full force and effect; Tenant has accepted the Premises and presently occupies them, and is paying rent on a current basis; Tenant has no setoffs, claims, or defenses to the enforcement of the Lease.

     4. As of the date of this Certificate, Tenant is not in default in the performance of the Lease, and has not committed any breach of the Lease, and no notice of default has been given to Tenant.

     5. As of the date of this Certificate, Landlord is not in default in the performance of the Lease and has not committed any breach of the Lease.

     6.    No rent has been paid by Tenant in advance under the Lease, except
_________________________.
 (if none, write "none")

     7. Tenant has no claim against Landlord for any security deposit or prepaid rent, except ______________________________.
                         (if none, write "none")

     8. _________________________ acknowledges that Focal Corporation, a Utah corporation is acquiring ownership of the Premises.

          Tenant agrees that if Focal Corporation acquires ownership, Tenant will attorn and does attorn to Focal Corporation agreeing to recognize Focal Corporation as Landlord on the condition that Focal Corporation agrees to recognize the Lease referred to in this document as long as Tenant is not in default of it.


                                  EXHIBIT B-1

     9. Tenant makes this Certificate with the understanding that Focal Corporation is contemplating acquiring the Premises, and that if Focal Corporation acquires the Premises Focal Corporation will do so in material reliance on this Certificate.

           Executed on                        , 1996.
                       -----------------------


                                   -----------------------------------------


                                   -----------------------------------------





                                  EXHIBIT B-2

                 ASSIGNMENT OF LEASE AND ASSUMPTION AGREEMENT
                 --------------------------------------------

                              ASSIGNMENT OF LEASE
                              -------------------

     Effective ______________________, Gilbert Arizona Development
Corporation, a New York corporation ("Assignor"), does hereby assign and transfer to FOCAL CORPORATION, a Utah corporation ("Assignee"), all of Assignor's right, title and interest as Landlord in, to and under, that certain Lease dated ______, 19_____, by and between ______________________________, as Landlord and _____________________________, a __________________________
as Tenant, covering certain premises located in the MESA COMMONS SHOPPING CENTER in Mesa, Arizona. Assignor warrants and represents that it has performed all obligations to be performed by it under the terms of the Lease as of the effective date set forth above.

Dated:                    , 1996 "Assignor"
      --------------------

                            GILBERT ARIZONA DEVELOPMENT CORPORATION, a New York corporation

                            By
                               ----------------------------------------
                               Robert N. Richter, Its President

                             Assumption Agreement
                             --------------------

     The undersigned as transferee of the Landlord's interest in the Leased Premises covered by that certain Lease ("Lease") dated ______________, 19__, and executed by ________________________ as "Landlord", and ___________________,
a _____________, as "Tenant", does hereby assume and agrees to perform all of the obligations, responsibilities and duties of the Landlord as set forth in said Lease accruing on or after the effective date set forth above.

Dated:            , 1996      FOCAL CORPORATION,
       -----------            a Utah corporation

                              By
                                 ---------------------------------------
                                 Howard M. Palmer, Its President

                              By
                                 ---------------------------------------
                                                 , Its Secretary
                                 ----------------


                                  EXHIBIT E-1

STATE OF NEW YORK                )
                                 ) SS.
COUNTY OF                        )
          --------------------

 On  ______________________________________________________ before me,
_______________________, personally appeared __________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.

Signature
          --------------------------------------------------------



STATE OF CALIFORNIA              )
                                 ) SS.
COUNTY OF                        )
          --------------------

 On  ______________________________________________________ before me,
_______________________, personally appeared __________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.

Signature
          --------------------------------------------------------



                                  EXHIBIT E-2

                     NOTICE TO TENANTS OF SALE OF PROPERTY

Dear Tenant:

      This will notify you that on ______________________, 1996, the buildings at 1830-1936 East Baseline Road, Mesa, Arizona 85204, in which you are a tenant, was sold to Focal Corporation, a Utah corporation. The buildings will be managed by _______________________________.


     From this date on, please mail your rent checks, payable to Focal Corporation, to:

                Focal Corporation
                P.O. Box 3940
                Anaheim, California 92801
                Attn: Howard M. Palmer

         Any written notices you desire or are required to make to the Lessor under your lease should be sent to the new owner at this address, and any inquiries about the Property or your lease should be made to the new owner at this address, or by telephone to Howard M. Palmer (714) 635-8821.

     The new owner will be responsible for any refundable deposits, subject to the terms of your lease.

     Thank you.
                            Very truly yours,

                            GILBERT ARIZONA DEVELOPMENT CORPORATION, a New York corporation

                            By
                               -----------------------------------------

                               -----------------------------------------



                                   EXHIBIT F

                               ENTITY TRANSFEROR
                               -----------------
                       CERTIFICATE OF NON-FOREIGN STATUS
                       ---------------------------------



     1. Section 1445 of the Internal Revenue Code provides that a transferee (Buyer) of a U.S. real property interest must withhold tax if the transferor (Seller) is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Gilbert Arizona Development Corporation, the undersigned hereby certifies the following on behalf of Gilbert Arizona Development Corporation, a New York corporation:

          A. Gilbert Arizona Development Corporation is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as these terms are defined in the Internal Revenue Code and Income Tax Regulations).

          B. Gilbert Arizona Development Corporation's employer identification number is _______________________________.

          C. Gilbert Arizona Development Corporation's office address is:

                                 c/o Robert N. Richter
                                 2730 Transit Road
                                 West Seneca, New York 14224

     2. Gilbert Arizona Development Corporation understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

     3. Gilbert Arizona Development Corporation understands that the transferee is relying on this certificate in determining whether withholding is required and that the transferee may face liabilities if any statement in this certificate is false. Gilbert Arizona Development Corporation and the undersigned hereby indemnifies the transferee and agrees to hold the transferee harmless from any liability or cost which the transferee may incur as a result of the transferor's failure to pay any U.S. Federal Income tax which transferor is required to pay under applicable law, or any false or misleading statement contained herein.


                                  EXHIBIT K-1

     4. Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and I have authority to sign this document on behalf of Gilbert Arizona Development Corporation.

                            Executed in
                                        ------------------------------------,
               on                                 1996.
--------------    ------------------------------,



                                       ----------------------------------------

                                       ----------------------------------------


NOTICE: The transferee must retain this Certificate until the end of the 5th taxable year following the taxable year in which the transfer takes place, and make it available to the Internal Revenue Service when requested. DO NOT RECORD.


                                  EXHIBIT K-2

                              NOTICE OF TRANSFER
                              ------------------


     Pursuant to Section 13.17 of that certain Declaration of Construction and Operation Covenants and Restrictions and Grant of Easements (Mesa, Arizona) recorded on November 29, 1989 in 89-548094 of Official Records in Maricopa County, Arizona, as amended by that certain First Amendment to Declaration of Construction and Operation Covenants and Restrictions and Grant of Easements (Mesa, Arizona) recorded on June 29, 1990 in 90-293333 of Official Records in Maricopa County, Arizona (collectively, "Declaration"), this is to notify you that the undersigned, Gilbert Arizona Development Corp., a New York corporation, has sold and transferred the Property described as Parcels I, III and V of Mesa Commons, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, recorded in Book 336 of Maps, page 49, to Focal Corporation, a Utah corporation, whose address is P.O. Box 3940, Anaheim, California 92803.

      Attached hereto is an acknowledgment by Focal Corporation of its obligations under the Declaration and its agreement to be bound thereby and perform all our future obligations thereunder.

  Dated:                       , 1996
         ----------------------

                            GILBERT ARIZONA DEVELOPMENT CORPORATION
                            a New York corporation

                            By:
                                ----------------------------------
                                Robert N. Richter, President



                                   EXHIBIT N

                         ACKNOWLEDGEMENT AND AGREEMENT
                         -----------------------------

      Pursuant to Section 13.17 of that certain Declaration of Construction and Operation Covenants and Restrictions and Grant of Easements (Mesa, Arizona) recorded on November 29, 1989 in 89-548094 of Official Records in Maricopa County, Arizona, as amended by that certain First Amendment to Declaration of Construction and Operation Covenants and Restrictions and Grant of Easements (Mesa, Arizona) recorded on June 29, 1990 in 90-293333 of Official Records in Maricopa County, Arizona (collectively, "Declaration") as the new owner of Parcels I, III and V of Mesa Commons, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona recorded in Book 336 of Maps, page 49, the undersigned does hereby acknowledge its obligations under the Declaration and agrees to be bound by the Declaration and to perform all obligations of Gilbert Arizona Development Corporation, a New York corporation, hereinafter incurred under the Declaration.

      Dated:                     , 1996
             --------------------

                                   FOCAL CORPORATION
                                   A Utah Corporation

                                   By:
                                       ----------------------------------
                                       Howard M. Palmer, President



                                   EXHIBIT O

                 [LETTERHEAD OF FLEET MANAGEMENT AND RECOVERY]


                                  May 3, 1996



Gilbert Arizona Development Corp.
Att: Mr. Lawrence Reger
2730 Transit Road
West Secca, NY 14224

RE: Mesa Commons Shopping Center, Basetine and Gilbert Roads, Mesa, Arizona Commercial Loan #3170019933; Obligation #42

Gentlemen:

     ALI, Inc. ("ALI") is pleased to advise you that ALI will make certain credit accommodations to Gilbert Arizona Development Corp. (the "Borrower") in the form of an extension and modification to the existing indebtedness of Borrower to ALI, the ("Indebtedness") as evidenced and secured by all debt instruments previously executed by Borrower to ALI, collectively the ("Loan Documents"), in accordance with the terms and conditions of this loan commitment letter.

     This commitment is subject to all of the terms and conditions contained herein.

                        MODIFICATIONS OF LOAN DOCUMENTS
                        -------------------------------

     The indebtedness of Borrower to ALI as evidenced and secured by the Loan Documents shall be extended and modified in accordance with the following:

     Loan Principal Reduction.  The Indebtedness shall be paid down to a
     ------------------------
principal balance of $7,100,000.00 by Borrower either prior to, or at the time of closing of the transaction evidenced by this commitment letter.

     Interest Rate.  Interest will be charged on outstanding principal balances
     -------------
at the rate of nine percent (9%) per annum. In the event that any interest payment to or retention of interest by ALI provided for in the extension/modification agreement is deemed to exceed the lawful amount, then the amount of such interest shall be reduced to such lawful amount and any overpayment shall be considered as a payment of principal.

Gilbert Arizona Development Corp.
May 3, 1996
Page 2


     Principal and Interest Payments.  Payments of principal and interest,
     -------------------------------
determined as above set forth, on outstanding principal balances hereunder shall be due on the first day of every month based on a twenty-five (25) year amortization period.

     Late Payments.  Payments made more than ten (10) days after the due date
     -------------
shall be subject to a late payment charge equal to 6% of the payment due.

     Prepayment Consideration.  If ALI in its sole discretion, should determine
     ------------------------
that current market conditions can accommodate a prepayment request, the Borrower shall have the right at any time and from time to time to repay the Indebtedness in whole (but not in part), and the Borrower shall pay to ALI a yield maintenance fee in an amount computed as follows. The current rate for United States Treasurer securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the Maturity Date shall be subtracted from the "cost of funds" component of the fixed rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be divided by 360 and multiplied by the number of days remaining prior to the Maturity Date. Said amount shall be reduced to present value calculated by using the number of days remaining prior to the Maturity Date and using the above referenced United States Treasury security rate and the number of days remaining prior to the Maturity Date. The resulting amount shall be the yield maintenance fee due to ALI upon prepayment of the Indebtedness.

     Maturity.  All remaining principal and interest on the indebtedness shall
     --------
be due and payable seven (7) years from the date of closing.

     Collateral:
     ----------

     1. ALI will require confirmation of first security interests in all assets of Borrower including without limitation accounts, inventory, chattel paper, documents, instruments, general intangibles, machinery, equipment, furniture and fixtures.

     2. The Indebtedness shall continue to be secured by the existing Deed of Trust by and between Borrower, ALI and the Trustee therein named encumbering the above captioned real property.

     3. Unencumbered, marketable and insurable title to the mortgage property must be acceptable to ALI's attorneys.

          In conjunction therewith, an endorsement will be required to the existing title insurance policy insuring the Indebtedness insuring that the Deed of Trust, as

Gilbert Arizona Development Corp.
May 3, 1996
Page 3


          extended and modified continues to be a first lien against the subject property. Borrower must comply with all requirements of the title insurance company issuing said endorsement relating thereto.

     4. Guarantees. All obligations of the Borrower shall continue to be guaranteed by all existing guarantees previously delivered to ALI securing the Indebtedness and all such guarantors shall consent to these modifications.

     5. Extension/Modification Agreement. Execution, delivery and recording of an extension/modification agreement in form and content acceptable to ALI and its counsel incorporating the terms and conditions of this commitment letter and all such other necessary terms and conditions as required by ALI and its counsel.

     General Requirements.  The Indebtedness shall be documented in form
     --------------------
satisfactory to ALI and its legal counsel.  Among other items:

     1. Annually, Borrower to submit audited financial statements and copies of tax returns within 120 days of Borrower's fiscal year end.

     2. Annually, Guarantors to submit updated personal financial statements and copies of tax returns.

     3. Annually, Borrower to submit certified rent roll and tenant list for the premises.

     4.   As requested by ALI, Borrower to submit interim financial statements.

     5. Real property taxes must be kept current and paid receipts must be submitted to ALI within 30 days of payment due date.

     6. The Borrower shall notify ALI of any material adverse litigation, administrative proceeding, or business development or of the occurrence of any Event of Default (which shall include, without limitation default in payment due of any principal or interest, default with respect to any other obligations to ALI of the Borrower or its affiliates or guarantor, any representation or warranty or certificate or report furnished to ALI being materially false or misleading, bankruptcy or insolvency proceedings by or against the Borrower or the guarantors, a reportable event occurring under ERISA, or default by the Borrower or the guarantors under any other material obligation for borrowed money or its equivalent).

     7. The maturity of all obligations of Borrower shall be accelerated upon the occurrence of an Event of Default.

Gilbert Arizona Development Corp.
May 3, 1996
Page 4

     8. The Borrower and its affiliates shall comply in all respects with ERISA.

     9. The Borrower shall maintain insurance (including without limitation hazard, liability including products liability, workers' compensation, loss of rent and business interruption) in form and amount satisfactory to ALI. Such policies shall provide for thirty days prior written notice of cancellation to ALI and shall name ALI as mortgage/lost payee as its interest appears.

     10. The Borrower shall not be involved in consolidations, acquisitions of, or mergers with, any other entity, or sales of material assets of the Borrower other than in the ordinary course of business, or dissolution or liquidation of the Borrower or change in the ownership interests in the Borrower.

     11. The Borrower shall maintain its due organization and authority, and shall comply with all governmental requirements and the terms of all corporate restrictions on it.

     12. The Borrower shall cause the prompt payment when due of all taxes and similar charges.

     13. There shall be an Event of Default in the event the Borrower borrows funds from, leases from, or pledges or otherwise encumbers in any way its assets to, anyone other than ALI.

     14. If the premises is sold prior to the afore-noted Maturity and the Deed of Trust is extended and modified is assumed as part of the transaction. Borrower shall pay to ALI, or its assign, a fee of 1% of the gross sale price of the premises. If the premises is sold prior to Maturity and the Deed of Trust as extended and modified is paid in full, then there will be no fee owing to ALI or its assign.

     Closing Requirements.  In addition to the General Requirements above set
     --------------------
forth, the following Closing Requirements, satisfactory in form and content to Bank and its counsel must be submitted.

     1. An affidavit of no change relative to the existing survey of the premises.

     2. Letter from the City of Mesa stating that the premises is in compliance with all building codes.

Gilbert Arizona Development Corp.
May 3, 1996
Page 5

   3.  Insurance binders for all types of insurance above mentioned.

   4.  Current, certified rent roll and tenant list.

   5. Borrower corporate good standing certificate from state of incorporation and certification of authority to do business from the State of Arizona.

   6. Borrower corporate tax status reports from the state of incorporation, and, if applicable, the State of Arizona.

Miscellaneous
-------------

   1. By acceptance of this commitment, Borrower agrees to pay all costs in connection with preparation for closing, the closing, and post-closing items including without limitation all charges for recording and filing fees and the legal fees and disbursements of ALI's counsel, including Edwards & Angel, and Arizona counsel, Murphy & Posner.

   2. Borrower warrants that all matters, documents and instruments furnished to ALI and upon which the commitment are based, including without limitation, financial statements, are complete and that there has been no material omission therefrom.

   3. Borrower agrees to execute and/or deliver to ALI such further documentation, covenants, and items as ALI or its counsel may reasonably require or as may become necessary to effect the consummation of this transaction.

   4. This commitment is contingent upon there being no detrimental or adverse change in the physical or financial condition of the Borrower or the Guarantors.

   5. This commitment replaces any previous commitments and shall be the only commitment between the parties and all prior commitments whether oral or in writing relating to this financing are hereby null and void.

   6. A commitment fee of $35,500.00 is due at the time of acceptance of this commitment.

   7. The pending Bankruptcy case No. 94-13739B shall be dismissed prior to the closing of the transaction evidenced by this commitment letter.

Gilbert Arizona Development Corp.
May 3, 1996
Page 6

    8. ALI shall terminate its pending litigation against the Borrower simultaneous with the closing of the transaction evidenced by this commitment letter.

    9. Borrower must accept this commitment letter by May 10, 1996 and close on the transaction described herein by May 24, 1996.

Very truly yours,


ALI, Inc.,
By its attorney-in-fact
Fleet Real Estate Capital, Inc.,
d/b/a Fleet Management and Recovery


/s/ Christopher P. Hickey
Christopher P. Hickey
Assistant Vice President


Accepted and Agreed:

GILBERT ARIZONA DEVELOPMENT CORP.

By: _______________________

Date:  May ___, 1996

GUARANTORS

___________________________

___________________________

___________________________

cc:  Earl E. Berg, Esquire
     Patricia L. Kantor, Esquire